MANAGEMENT AGREEMENT


THIS MANAGEMENT AGREEMENT (this "Agreement") made, entered into this 3rd day of October, 2006 (the "Effective Date"), by and between Nicholas J. Lamoriello and Stephen R. Zito, each an individual (hereinafter referred to collectively as "Manager"), and National Investment Managers Inc., a Florida corporation (hereinafter referred to as "Corporation").

                              W I T N E S S E T H:

         WHEREAS, Manager has provided valuable services to LAMORIELLO & CO., INC., CIRCLE PENSION, INC. and SOUTHEASTERN PENSION SERVICES, INC. (collectively, the "Companies"), which Companies the Corporation has this date purchased from THE LAMCO GROUP, INC., and the Corporation recognizes that Manager is fully cognizant of the Companies' operations such that it is desirable to retain Manager's services to manage the business of the Companies;

         WHEREAS, Manager desires to provide such management services for the Companies as an independent contractor, with the understanding that the Manager shall not be required to devote full time to the business of the Companies and shall be free to pursue other personal and business interests on the terms and subject to the conditions of this Agreement; and

         NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1. MANAGEMENT SERVICES. (a) The Corporation hereby engages the Manager to manage the business and operations of the Companies' retirement plan administration services business (the "Companies Business") and Manager hereby agrees to provide such services. The Corporation acknowledges and agrees that Manager will not devote its full time to providing services hereunder and that such services will be provided subject to Manager's reasonable availability and prior commitments.

         (b) The Manager shall have primary authority with respect to the management, direction and operation of the Companies' Business, subject only to the direction and oversight of the Corporation's Chief Executive Officer ("CEO") and the Board of Directors (the "Board"). The Manager shall prepare and submit to the Corporation for final approval an annual budget ("Budget") for each of the Companies, setting forth the estimated receipts and expenditures (capital, operating, and other) of each Company for the balance of the current fiscal year and annually thereafter at least sixty (60) days prior to the end of each fiscal year. After review and agreement by the Corporation, the Manager shall implement the Budget for each of the Companies and shall be authorized, without the need for further approval, to incur the obligations provided for in each such Budget. In the event of any material change in any item indicated in the Budget for any of the Companies, Manager shall promptly prepare and submit to the Corporation a revised Budget reflecting such material change for review and agreement by the Corporation. The Manager shall have the authority to take actions reasonably necessary to carry out such budgeted and agreed upon expenditures.

2. RELATIONSHIP BETWEEN PARTIES. During the term of this Agreement, Manager shall be deemed to be an independent contractor. Manager shall not be considered as having an employee status vis-a-vis the Corporation, or by virtue of the management relationship hereunder (the "Management Arrangement") being entitled to participate in any plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits, or similar benefits for the regular employees of the Corporation. The Corporation shall not withhold any taxes in connection with any compensation due Manager hereunder, and Manager will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3. EXPENSE REIMBURSEMENT. The Manager shall not receive any compensation for services provided hereunder. However, the Corporation agrees to reimburse the Manager for all of its expenses incurred in connection with the provision of services hereunder.

4. TERM OF MANAGEMENT ARRANGEMENT. (a) Management Arrangement shall begin effective as of the Effective Date and shall continue for a period of twenty-four (24) months from the Effective Date (the "Management Period"). The Corporation may, upon written notice to Manager, immediately terminate Manager's services for Cause and thereby terminate the Management Period. "Cause" shall exist if (i) Manager materially breaches any provision of this Agreement, and such breach remains unremedied to the reasonable satisfaction of the Board for forty five (45) days after notice thereof is given to Manager; (ii) Manager is convicted of or pleads "no contest" to, a felony, or any other conduct of a criminal nature (other than traffic violations); (iii) Manager is found guilty of a material violation of laws related to retirement plan administration by any judicial, governmental or professional organization having jurisdiction and, based on that violation, is suspended or barred from doing business in the retirement plan administration industry; (iv) Manager is grossly negligent in the performance of, or willfully disregards, his obligations hereunder, (v) Manager intentionally imparts material confidential information relating to the Corporation or any affiliate to competitors or to other third parties other than in the course of carrying out Manager's duties; (vi) Manager fails to obey the lawful directions of the CEO or the Board or willfully violates any Corporation policy known to Manager or (vii) Manager engages in conduct that brings the Corporation or its affiliated into public disgrace or disrepute and does not correct such conduct within ten (10) days of notice thereof from Corporation.

         (b) Reference is hereby made to that certain Stock Purchase Agreement pursuant to which the Corporation acquired ownership of the Companies (the "Purchase Agreement"). Capitalized terms used in this Section 4(b) that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement. The Corporation acknowledges and agrees that if it should attempt to terminate this Agreement without CAUSE, then the Companies shall be deemed to have attained the "Target EBITDA" for both of the first two
(2) 12-month periods following the Closing Date under the Purchase Agreement, and the Corporation shall immediately pay to the Seller and its employees an aggregate Bonus of $200,000. In such event, the Corporation shall further instruct the Escrow Agent under the Purchase Agreement to release the Escrowed Shares to the Seller.

5. CONFIDENTIALITY COVENANTS.

         5.1 Acknowledgments by the Manager. The Manager acknowledges that (a) during the Management Period and as a part of the Management Arrangement, the Manager will be afforded access to Confidential Information (as defined below);
(b) public disclosure of such Confidential Information could have an adverse effect on the Corporation and its business; and (c) the provisions of this
Section 5 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

         5.2 Agreements of the Manager. In consideration of the compensation and benefits to be paid or provided to the Manager by the Corporation under this Agreement, the Manager covenants as follows:

                  (a) During and following the Management Period, the Manager will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Corporation or except as otherwise expressly permitted by the terms of this Agreement.

                  (b) Any trade secrets of the Corporation will be entitled to all of the protections and benefits under New York law and any other applicable law. If any information that the Corporation deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Manager hereby waives any requirement that the Corporation submit proof of the economic value of any trade secret or post a bond or other security.

                  (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Manager demonstrates was or became generally available to the public other than as a result of a disclosure by the Manager.

                  (d) The Manager will not remove from the Corporation's premises (except to the extent such removal is for purposes of the performance of the Manager's duties at home or while traveling, or except as otherwise specifically authorized by the Corporation) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Manager recognizes that, as between the Corporation and the Manager, all of the Proprietary Items, whether or not developed by the Manager, are the exclusive property of the Corporation. Upon termination of this Agreement by either party, or upon the request of the Corporation during the Management Period, the Manager will return to the Corporation all of the Proprietary Items in the Manager's possession or subject to the Manager's control, and the Manager shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         5.3 Disputes or Controversies. The Manager recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Corporation, the Manager, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

         5.4 Definitions. For the purposes of this Section 5, "Confidential Information" shall mean any and all:

                  (a) trade secrets concerning the business and affairs of the Corporation, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret under New York law;

                  (b) information concerning the business and affairs of the Corporation (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

                  (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Corporation containing or based, in whole or in part, on any information included in the foregoing.

6. INTENTIONALLY LEFT BLANK.

7. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

      (a) if to the Corporation, to it at: with a copy to:

        National Investment Managers Inc.    Gregory Sichenzia, Esq.
        420 Lexington Avenue, Suite 2420     Sichenzia Ross Friedman Ference LLP
        New York, New York  10170            1065 Avenue of the Americas
        Attn:  Leonard Neuhaus, COO/CFO      New York, NY 10018
        Phone:  (212) 389-7832               Fax: (212) 930-9725
        Facsimile: (212) 389-7831

      (b) if to Manager, to them at: with a copy to:

        c/o Nicholas J. Lamoriello           E. Colby Cameron, Esq.
        11801 Coniston Way                   Cameron & Mittleman LLP
        Windemere, Florida 34786             56 Exchange Terrace
        Phone: (407) 531-5500                Providence, Rhode Island 02903
        Facsimile:  (407) 909-9487           Phone:  (401) 331-5700
                                               Facsimile:  (401) 331-5787

8. BINDING EFFECT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parties hereto and upon all of their respective heirs, successors and representatives.

9. ENTIRE AGREEMENT. This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters. This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

10. SEVERABILITY. Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein. In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

11. SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

12. CHOICE OF LAW. This Agreement shall be interpreted and performed in accordance with the laws of the State of New York, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of New York shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Manager has hereunto put his hand, and the Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

                                              MANAGER:


                                              /s/Nicholas J. Lamoriello
                                              Nicholas J. Lamoriello


                                              /s/Stephen R. Zito
                                              Stephen R. Zito





                                              CORPORATION:


                                              National Investment Managers Inc.



                                     By:      /s/Leonard A. Neuhaus
                                              Leonard A. Neuhaus, COO.CFO